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                                                                     EXHIBIT 7.4

                              INDUCEMENT AGREEMENT
                              --------------------



                                                                   July 16, 1996

BT Capital Partners, Inc.
130 Liberty Street, 25th Floor
New York, New York  10006

BCI Growth IV, L.P.
Glenpointe Centre West
Teaneck, New Jersey  07666-6883


Dear Sirs:

     This is in connection with the Preferred Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), between Alliance Entertainment
                         ------------------
Corp. (the "Company") and the Purchasers named therein.  Unless otherwise
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defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement.

     Pursuant to the Purchase Agreement, BT Capital Partners, Inc. ("BTC") and
                                                                     ---
BCI Growth, L.P. ("BCI") propose to purchase from the Company an aggregate of
                   ---
422,500 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share ("Preferred Stock"), for an aggregate purchase price of
                  ---------------
$42,250,000. The Preferred Stock is convertible into shares of the Company's Common Stock, par value $0.0001 per share ("Common Stock").
                                            ------------

     The undersigned (the "Management Stockholder") is the Chairman and Chief
                           ----------------------
Executive Officer of the Company, and owns or has the right to acquire under stock options at least 6,137,500 shares of its Common Stock. As a result, the Management Stockholder will obtain a valuable benefit from BTC's investment in the Preferred Stock. The Purchasers have informed the Management Stockholder that they are not willing to make such investment without the
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assurance that he will continue to have a substantial economic stake in the
Company.

     In order to induce the Purchasers to purchase the Preferred Stock, the Management Stockholder hereby agrees with the Purchasers as follows:

     1.  Continued Ownership. The Management Stockholder agrees with BTC that:
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     (a) Subject to paragraph 4(e) below, from and after the date hereof the
Management Stockholder will continue to own, beneficially and of record, determined on a fully-diluted basis, taking into account options, warrants and convertible securities held by him as though exercised or converted, (i) until the Preferred Stock becomes convertible in accordance with Section 4.1(a) of the Certificate of Designations, at least 6,138,000 shares of Common Stock, and (ii) after the Preferred Stock becomes convertible in accordance with Section 4.1(a) of the Certificate of Designations, at least 4,910,000 shares of Common Stock. The numbers of shares set forth in this paragraph shall be appropriately adjusted to take into account stock dividends, stock splits, recapitalizations, exchanges or reorganizations of the Company's Common Stock.

     (b) Notwithstanding the foregoing, the Management Stockholder may (i) sell shares of Common Stock in an aggregate number sufficient to fund the $600,000 exercise price of options exercised by him prior to the date hereof in 1996, and
(ii) transfer shares of Common Stock pursuant any final order or decree of a court in any action or proceeding in which the Management Stockholder is a party.

     2. Co-sale Rights. The Management Stockholder agrees with the Purchasers
        --------------
that:

     (a) In the event that the Management Stockholder proposes to transfer shares of Common Stock in any transaction or series of related transactions in which Common Stock (or options therefor) having at least 50% of
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the voting power of all Common Stock outstanding is to be transferred
(a "Sale of Control"), then the Management Stockholder (or his representative)
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shall deliver to each of the Purchasers a written notice (the "Sale Notice") to
                                                               -----------
such effect, containing a description of the proposed transaction and the terms thereof. Upon delivery of the Sale Notice each Purchaser shall have the right to require the Management Stockholder to arrange for the sale to the proposed transferee(s) of a percentage of such Purchaser's shares of Common Stock equal to the percentage of the Management Stockholder's holdings of Common Stock (including options therefor) that the Management Stockholder desires to sell or transfer to the transferee(s), on terms and conditions at least as favorable to the Purchaser as the terms and conditions set out in the Sale Notice.

     (b) If the transferee(s) will not purchase all of the Common Stock which the Management Stockholder and each
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  Purchaser desire to sell or transfer pursuant to this paragraph 2, then the number of shares which the Management Stockholder and each Purchaser shall be permitted to sell or transfer to such transferee(s) shall be the same proportion of the aggregate number of shares to be sold or transferred as the shares held by the Management Stockholder or the Purchaser bear to all shares held by the Management Stockholder and all of the Purchasers desiring to participate in the sale or transfer to the transferee(s). The sales or transfers by the Purchasers shall be for the same consideration and otherwise on the same terms and conditions as specified in the Sale Notice.

     (c) Each Purchaser may exercise its right under this paragraph 2 by written notice to the Management Stockholder given within ten (10) days after the date on which such Purchaser receives the Sale Notice.

     3.  Voting for Directors.
         --------------------

     (a)  Voting By Management Stockholder.  Subject to paragraph 4(e) below, at
          --------------------------------
each meeting of the stockholders of the Company, and at such other times as may be reasonably required, the Management Stockholder shall vote all Shares of Common Stock held by him (or which he is otherwise entitled to vote) for, and shall otherwise exert reasonable best efforts to cause (i) the election of the directors of the Company designated by the Purchasers under Section 4.4 of the Purchase Agreement, and (ii) the approval of the conversion of Preferred Stock and the issuance of Common Stock pursuant to any such conversion, as contemplated by Section 4.7 of the Purchase Agreement.

     (b)  Purchasers' Proxies.  Each of the Purchasers, severally, does hereby
          -------------------
irrevocably constitute and appoint the Management Stockholder its true and lawful attorney, with full right of substitution, in its name, place and stead, to vote the Common Stock owned by such Purchaser or standing in its name, as such Purchaser's proxy, for the election of directors at any annual or special meeting of Stockholders of the Company, as fully and with like effect
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as such Purchaser might or could have done if personally present, hereby ratifying and confirming any vote that such attorney may cast for the election of directors in such Purchaser's name, place or stead. Notwithstanding the foregoing, within thirty (30) days after a Purchaser has been notified in writing of any annual or special election of directors (such notice including an accurate and complete identification of the directors to be elected), such Purchaser may revoke this proxy, for purposes of such election, by giving written notice of such revocation to the Management Stockholder. Except as provided in the preceding sentence, this proxy, being coupled with an interest, is irrevocable.


     4.  General Provisions.
         ------------------

     (a) Successors and Assigns.  The provisions of this agreement shall be
         ----------------------
binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.

     (b) Equitable Relief.  The parties agree that legal remedies may be
         ----------------
inadequate to enforce the provisions of this agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this agreement.

     (c) Governing Law.  This agreement shall be construed in accordance with
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and governed by the laws of the State of New York, except to the extent the general corporation law of the Company's state of incorporation is required to govern.

     (d) Counterparts.  This agreement may be signed in any number of
         ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     (e) Termination.  This agreement shall terminate at any time agreed upon in
         -----------
writing by the Management
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Stockholder and the holders of a majority of the shares of Preferred Stock held by the Purchasers, or if no Preferred stock is outstanding, a majority of the Common Stock held by the Purchasers. The obligations of the Management Stockholder under paragraph 1(a) of this agreement shall terminate at such time as either (i) BTC holds fewer than 2,900,000 shares of Common Stock (including for this purpose Conversion Shares obtainable upon conversion of Preferred Stock held by it), or (ii) the net proceeds of all sales of Common Stock by BTC completed after the date of this agreement are, in the aggregate, $75,000,000 or more. The obligations of the Management Stockholder under paragraph 3(a)(i) of this agreement shall terminate at such time as the covenants contained in the Purchase Agreement terminate pursuant to Section 8 of the Purchase Agreement.
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     Please confirm our agreement on these matters by singing a copy of this letter in the space provided below.


                                              Sincerely,


                                               /s/ Joseph J. Bianco
                                              ----------------------
                                                Joseph J. Bianco

ACKNOWLEDGED AND
AGREED:

BT CAPITAL PARTNERS, INC.


By:  /s/ Robert Marakovits
    -----------------------
     Title:

BCI GROWTH IV, L.P.
By: Glenpointe Associates, LLC

By: /s/ Stephen Eley
   ---------------------
     General Partner
     Managing Member